                                                                       Exhibit D


                                                                  EXECUTION COPY




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                                  HAUSER, INC.




                    6 1/2% Senior Subordinated Notes due 2003




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                             NOTE PURCHASE AGREEMENT

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                          Dated as of October 11, 2000




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


                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----


1.   AUTHORIZATION OF NOTES; THE ACQUISITION...................................1
     1.1.  The Notes...........................................................1

2.   SALE AND PURCHASE OF SECURITIES...........................................1

3.   CLOSING...................................................................2

4.   CONDITIONS TO CLOSING.....................................................2
     4.1.  Representations and Warranties......................................2
     4.2.  Performance; No Default.............................................2
     4.3.  Compliance Certificate..............................................2
     4.4.  Proceedings and Documents...........................................3
     4.5.  Payment of Special Counsel Fees.....................................3
     4.6.  Warrant.............................................................3
     4.7.  Consent of  Wells Fargo Bank, National Association..................3
     4.8.  Registration Rights.................................................3

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................3
     5.1.  Corporate Existence.................................................3
     5.2.  No Breach...........................................................4
     5.3.  Authority...........................................................4
     5.4.  Approvals...........................................................4
     5.5.  Private Offering by the Company.....................................4

6.   REPRESENTATIONS OF THE PURCHASER..........................................4
     6.1.  Purchase of Notes...................................................4

7.   EVENTS OF DEFAULT.........................................................5

8.   REMEDIES ON DEFAULT, ETC..................................................6
     8.1.  Acceleration........................................................6
     8.2.  Other Remedies......................................................6
     8.3.  No Waivers or Election of Remedies, Expenses, etc...................6

9.   TRANSFER; REPLACEMENT.....................................................7
     9.1.  Transfer and Exchange of Notes......................................7
     9.2.  Replacement of Notes................................................7

10.  EXPENSES, ETC.............................................................7
     10.1. Transaction Expenses................................................7

11.  AMENDMENT AND WAIVER......................................................8
     11.1. Requirements........................................................8
     11.2. Binding Effect, etc.................................................8


                                      (i)

12.  NOTICES...................................................................8

13.  MISCELLANEOUS.............................................................9
     13.1. Successors and Assigns..............................................9
     13.2. Construction........................................................9
     13.3. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial...9
     13.4. Payments Due on Non-Business Days..................................10
     13.5. Severability.......................................................10
     13.6. Counterparts.......................................................10
     13.7. Governing Law......................................................10


                                      (ii)

                                  HAUSER, INC.
                             5555 Airport Boulevard
                             Boulder, Colorado 80301


                    6 1/2% Senior Subordinated Notes due 2003

                                                          As of October 11, 2000


Zatpack Inc.
c/o Zuellig Group N.A., Inc.
2550 El Presidio Street
Long Beach, CA 90810
Attention: President


Ladies and Gentlemen:

     Hauser, Inc., a Delaware corporation (the "Company"), agrees with you, as follows:

1. AUTHORIZATION OF NOTES; THE ACQUISITION.

1.1. The Notes.

     The Company has duly authorized the issue and sale of its 6 1/2% Senior Subordinated Notes due 2003 (the "Notes") in an aggregate original principal amount of $3,000,000, such Notes to be substantially in the form set out in Exhibit A. As used herein, the term "Notes" shall mean all notes originally delivered pursuant to this Agreement, all notes issued in payment of any interest on such notes (or such interest notes), and all notes delivered in substitution or exchange for any such Note and, where applicable, shall include the singular number as well as the plural. The term "Note" means one of the Notes. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2. SALE AND PURCHASE OF SECURITIES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing (as defined below) provided for in Section 3, Notes in the original principal amount of $3,000,000 ($969,250 of which shall be offset against amounts due pursuant to the Note, dated June 28, 2000, issued by the Company to Zatpack), at a purchase price (the "Purchase Price") of 100% of the principal amount thereof. In addition, contemporaneously with the execution and delivery of this Agreement and your payment for the Notes, the Company is issuing and delivering to you a warrant (the "Warrant") to purchase 992,789 shares of common stock, par value $.001 per share of the Company (the "Common Stock"), substantially in the form of Exhibit B. The

Company shall allocate the Purchase Price between the Notes and the Warrant as set forth on Schedule D which shall be attached hereto within 30 days of the date hereof.

3. CLOSING.

     The sale and purchase of the Notes to be purchased by you shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019-6099, at 10:00 a.m., at a closing (the "Closing") on October 11, 2000 or on such other Business Day thereafter on or prior to October 11, 2000 as may be agreed upon by the Company and you. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request prior to the Closing) and the Warrant, each dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds in accordance with Schedule C hereto.

     If the Company fails to tender such Notes to you as provided in this
Section 3, or if any of the conditions specified in Section 4 shall not have been fulfilled to your reasonable satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4. CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

4.1. Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing except to the extent that such representations and warranties are expressly limited or refer to an earlier date.

4.2. Performance; No Default.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes, no Default or Event of Default (as such terms are defined below) shall have occurred and be continuing.

4.3. Compliance Certificate.

     (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

     (b) Secretary's Certificate. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company, certifying as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4. Proceedings and Documents.

     All corporate and other proceedings to be completed in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.5. Payment of Special Counsel Fees.

     Without limiting the provisions of Section 10.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.6. Warrant

     The Company shall have delivered to you the Warrant.

4.7. Consent of Wells Fargo Bank, National Association

     The Company shall have obtained the consent of Wells Fargo Bank, National Association, on terms reasonably acceptable to you, to execute and deliver the Notes and Warrant and to consummate the transactions contemplated hereby and thereby.

4.8. Registration Rights

     The Company shall have amended the Registration Rights Agreement, dated December 8, 1999, by and among the Company, Zuellig Group N.A., Inc. and Zuellig Botanicals, Inc., to (i) include you as a party thereto and (ii) include the Common Stock issuable upon exercise of the Warrant as Registrable Securities for purposes thereof.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you (as of the date of the Closing as follows:

5.1. Corporate Existence.

     The Company: (a) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect.

5.2. No Breach.

     Neither the execution and delivery of the Note Documents (as defined below), nor compliance with the terms and provisions hereof or thereof will conflict with or result in a material breach of, or require any consent which has not been obtained as of the date of the Closing under, the certificate of incorporation and the by-laws of the Company, or any governmental requirement or any agreement or instrument to which the Company is a party or by which it is bound or to which it or its properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Company pursuant to the terms of any such agreement or instrument.

5.3. Authority.

     The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Note Documents; and the execution, delivery and performance by the Company of the Note Documents have been duly authorized by all necessary corporate action on its part; and each Note, upon execution and delivery thereof, will, and each of the other Note Documents, constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

5.4. Approvals.

     No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Company of the Note Documents or for the validity or enforceability thereof.

5.5. Private Offering by the Company.

     Neither the Company nor anyone authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act (as defined below).

6. REPRESENTATIONS OF THE PURCHASER.

6.1. Purchase of Notes.

     You represent that you are purchasing the Notes for your own account and not with a view to the distribution thereof. You understand that the Notes have not been and will not be registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     You represent that you are an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

7. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any principal or interest on the Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Section 7) and such default is not remedied within 30 days after an executive officer of the Company obtains knowledge of such default; or

     (d) any representation or warranty made in writing by or on behalf of the Company in this Agreement hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (e) any event or condition occurs that results in any Senior Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both), the holder or holders of such indebtedness or any trustee or agent acting on its or their behalf to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; or

     (f) any event or condition occurs that results in any indebtedness for money borrowed in the amount of more than $5,000,000 becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both), the holder or holders of such indebtedness or any trustee or agent acting on its or their behalf to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; or

     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days.

8. REMEDIES ON DEFAULT, ETC.

8.1. Acceleration.

     (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 7 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, a majority of the holders of the Notes may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     Upon any Note becoming due and payable under this Section 8.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

8.2. Other Remedies.

     If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 8.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

8.3. No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 8, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

9. TRANSFER; REPLACEMENT

9.1. Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within ten Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person (as defined below) as such holder may request. Each such new Note shall be dated and shall bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

9.2. Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be notice from such holder of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

10. EXPENSES, ETC.

10.1. Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of your special counsel and, if reasonably required, local or other counsel) incurred by you and each holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     In furtherance of the foregoing, on the date of the Closing, the Company will pay or cause to be paid the reasonable fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements exceed estimated amounts paid as aforesaid).

11. AMENDMENT AND WAIVER.

11.1. Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived with (and only with) the written consent of the Company and you.

11.2. Binding Effect, etc.

     No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

12. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications set forth on Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 12 will be deemed given only when actually received.

13. MISCELLANEOUS.

13.1. Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

13.2. Construction.

     Each provision contained herein shall be construed (absent express provision to the contrary) as being independent of each other provision contained herein, so that compliance with any one provision shall not (absent such an express contrary provision) be deemed to excuse compliance with any other provision. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

13.3. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

     (a) The Company irrevocably submits to the non-exclusive, in personam jurisdiction of any Delaware state or federal court, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Nothing in this Section 13 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (c) EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

13.4. Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

13.5. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

13.6. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile signature shall be deemed to be delivery of a manually executed original signature.

13.7. Governing Law.

     This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                        Very truly yours,

                                        HAUSER, INC.

                                        /s/ Volker Wypyszyk
                                        ------------------------------
                                        By: Volker Wypyszyk
                                            President and Chief Executive
                                            Officer

The foregoing is hereby agreed
to as of the date thereof.


ZATPACK, INC.

/s/ Harvey L. Sperry
------------------------------
By: Harvey L. Sperry
    Director

                                   SCHEDULE A

Zatpack, Inc.
c/o Zuellig Group N.A., Inc.
2550 El Presidio Street
Long Beach, CA  80310
Attention: President

    with copy to:

Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019-6099
Attention: Harvey L. Sperry and/or Steven J. Gartner

                                                                      SCHEDULE B

                                  DEFINED TERMS
                                  -------------

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or the State of Colorado are required or authorized to be closed.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" means Hauser, Inc., a Delaware corporation.

     "Common Stock" is defined in Section 2.

     "Credit Agreement" means that certain Credit Agreement among the Company, Wells Fargo Bank, National Association and certain other parties, dated as of June 11, 1999, as amended October 29, 1999, or any extension, renewal or refinancing thereof.

     "Default" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

     "Event of Default" is defined in Section 7.

     "Material Adverse Effect" means in respect of the Company a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company, (b) the ability of the Company to perform any of its obligations under the Note Documents or (c) the rights of or benefits available to Zatpack Inc. in respect of the Company under the Note Documents.

     "Note Documents" means this Agreement, the Notes and the Warrant.

     "Notes" is defined in Section 1.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Debt" shall have the meaning set forth in the Subordination Agreement.

     "Senior Creditors" means the lenders and other investors from time to time party to the Credit Agreement.

     "Subordination Agreement" means the Subordination Agreement, dated the date hereof, by and among the Company, Zatpack Inc. and Wells Fargo Bank, National Association.

     "Subsidiary" means with respect to any Person, (i) a corporation a majority of whose voting securities at any time is at such time directly or indirectly owned or controlled by such Person or (ii) any other Person (other than a corporation) in which such Person, or one or more Subsidiaries thereof, at such time directly or indirectly has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Subsidiary.

     "Warrant" is defined in Section 2.

                                   SCHEDULE C

Wells Fargo Bank
Los Angeles, CA
Account number 4433691821
ABA number 121000248

                                                                       EXHIBIT A

                                 [FORM OF NOTE]


                                  HAUSER, INC.


                     61/2% SENIOR SUBORDINATED NOTE DUE 2003




No. R-[_____]                                                  Boulder, Colorado
$[3,000,000]                                                              [Date]


     FOR VALUE RECEIVED, the undersigned, HAUSER, INC. (the "Company"), a Delaware corporation, hereby promises to pay to Zatpack, Inc., or registered assigns (the "Holder"), the principal sum of THREE MILLION DOLLARS on October __, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof on the unpaid balance thereof at the rate of 6 1/2% per annum, payable at maturity.

     Payments of principal of and interest with respect to this Note are to be made in lawful money of the United States of America at said principal office of the Holder or at such other place as the Holder shall have designated by written notice to the Company as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of 6 1/2% Senior Subordinated Notes due 2003 issued pursuant to a Note Purchase Agreement, dated as of October __, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchaser named therein and is entitled to the benefits thereof.

     Payments of principal of and interest on with respect to this Note are subordinated, to the extent specified in the Subordination Agreement, dated as of October __, 2000, by and among the Company, the Holder and Wells Fargo Bank, National Association (the "Subordination Agreement"), to all Senior Debt of the Company, as such term is defined in the Subordination Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of Delaware, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        HAUSER, INC.


                                        By
                                           ------------------------------
                                           Name:  Volker Wypyszyk
                                           Title: President & Chief Executive
                                                  Officer